SIDLEY AUSTIN BROWN & WOOD
                                                                     EXHIBIT 8.1

     DALLAS                     BANK ONE PLAZA                      BEIJING
                            10 S. DEARBORN STREET
  LOS ANGELES              CHICAGO, ILLINOIS 60603                  GENEVA
                            TELEPHONE 312 853 7000
    NEW YORK                FACSIMILE 312 853 7036                 HONG KONG
                                www.sidley.com
 SAN FRANCISCO                                                      LONDON
                                 FOUNDED 1866
WASHINGTON, D.C.                                                    SHANGHAI

                                                                    SINGAPORE

                                                                      TOKYO

  WRITER'S DIRECT NUMBER                                 WRITER'S E-MAIL ADDRESS

                                October 11, 2002


Shaffer Asset Management, Inc.
General Partner of
  Shaffer Diversified Fund, L.P.
925 Westchester Avenue
Suite 306
White Plains, New York  10604

                     Re: Post-Effective Amendment No. 1 to the Registration Statement on Form S-1
                               --------------------------------------

Dear Sir or Madam:

         We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-46550) on or about October 11, 2002 (the "Registration Statement Amendment"), relating to Units of Limited Partnership Interest of Shaffer Diversified Fund, L.P. (the "Fund"), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act.

         We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption "Federal Income Tax Considerations" in the Prospectus (the "Prospectus") constituting a part of the Registration Statement Amendment that the Fund will be taxed as a partnership for federal income tax purposes.

         We also advise you that in our opinion the description set forth under the caption "Federal Income Tax Considerations" in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material aspects of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund.





         SIDLEY AUSTIN BROWN & WOOD IS AN ILLINOIS GENERAL PARTNERSHIP
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Shaffer Asset Management, Inc.
October 11, 2002
Page 2




         This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any future date. This opinion shall not be used for any purpose without our written consent. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement Amendment and to all references to our firm included in or made a part of the Registration Statement Amendment.

                                           Very truly yours,



                                           SIDLEY AUSTIN BROWN & WOOD



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